                                    EXHIBIT 99.1
LendingClub Reports Second Quarter 2021 Results
Delivers Record Net Income on 93% Growth in Revenue
Raising Full Year Revenue Target by +45% with Net Income Guidance of $25-$35 Million for the Second Half of 2021

SAN FRANCISCO – July 28, 2021 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the second quarter ended June 30, 2021.
“Our first full quarter operating a digital bank was the most profitable quarter in LendingClub’s history,” said Scott Sanborn, LendingClub’s CEO. “This is the beginning of a dramatically enhanced earnings trajectory for the business. Our transformation is fueled by our competitive advantages, which include our 3.5 million-plus members, deep data capabilities, marketplace model as well as our more efficient operating platform. Our earnings are being bolstered by our bank, which is generating a new stream of recurring net interest income that is only beginning to contribute to our bottom line results.”

Strong Revenue Growth and Accelerated Return to Profitability Reflects Effective Execution on Strategic Priorities.

•Total sequential revenue growth of 93%, reflecting growth in marketplace revenue and increased net interest income from the retained portfolio of consumer loans.
◦Marketplace revenue grew 86% sequentially, primarily reflecting 105% growth in origination fees and a 132% increase in gains on loan sales as loans sold through the marketplace doubled.
◦Net interest income grew 148% sequentially to $45.9 million, as the bank’s loan portfolio (excluding PPP loans) grew 27% sequentially, propelled by growth in the consumer loan portfolio of 145% to $795M.
◦Deposits grew to $2.5 billion, helping fund growth in the bank’s loan portfolio.
•Sequential origination growth of 84% as we returned to market leadership and leveraged our expanded predictive science and credit decisioning capabilities, which drove a substantial increase in our end-to-end application conversion rate.
•Strong revenue growth and positive operating leverage drove record earnings and an accelerated return to profitability.
•Consolidated net income of $9.4 million included $56.7 million of notable items: $34.6 million of Current Expected Credit Loss (CECL) provisioning which reduced reported earnings and reflects rapid growth in the bank’s loan portfolio, $19.6 million of net revenue deferrals on retained loans, and $2.5 million of non-recurring expenses.
•Entered into a settlement agreement with the Federal Trade Commission (FTC), which concludes the agency’s previously disclosed investigation and litigation. Pursuant to the terms of the settlement, LendingClub will make an $18 million payment for consumer remediation, an amount already accrued for in prior periods.

	Three Months Ended
($ in millions)	June 30, 2021	March 31, 2021	QoQ Change
Loan originations(1)	$2,722.4	$1,483.2	$1,239.2
Total revenue	$204.4	$105.8	$98.6
Consolidated net income (loss)	$9.4	$(47.1)	$56.5
(1)     Includes unsecured personal loans, auto loans, and education and patient finance loans only.

Financial Outlook – Raising Full Year Targets

(millions)	Third Quarter 2021	Full Year 2021	Versus Prior Full Year 2021 Guidance
Loan originations(1)	$2.8B to $3.0B	$9.8B to $10.2B	+$2.9B to +$3.0B
Total revenue	$215M to $230M	$750M to $780M	+$240M to +$250M
Consolidated net income (loss)	$10M to $15M	($13M) to ($3M)	+$139M to +$154M
(1)     Includes unsecured personal loans, auto loans, and education and patient finance loans only.

Items Impacting Q2’21 Consolidated Net Income

(millions)	Consolidated Net Income Impact	Per Diluted Share Impact	Commentary
Revenue deferrals, net of amortization	$(19.6)	$0.19	Revenue deferrals, net of deferred costs and amortization during the period
Provision for credit losses	$(34.6)	$0.34	Primarily for consumer loans originated and retained in the quarter
Non-recurring expenses	$(2.5)	$0.02	Non-recurring expenses primarily related to the acquisition of Radius Bank
Total	$(56.7)	$0.56
.

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the US. Members can gain access to a broad range of financial products and services through a technology-driven platform, designed to help them pay less when borrowing and earn more when saving. Since 2007, more than 3 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub second quarter 2021 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, July 28, 2021. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 4824215, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until August 4, 2021, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10158362. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Safe Harbor Statement
Some of the statements above, including statements regarding the benefits of our bank acquisition, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing customers; competition; overall economic conditions; the regulatory environment, demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)
The information in the following tables is presented for the consolidated LendingClub Corporation, unless specifically noted for LendingClub Bank, the company’s wholly-owned subsidiary:

	As of and for the three months ended					% Change
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	Q/Q	Y/Y
Operating Highlights:
Noninterest income	$158,476	$87,334	$72,597	$57,750	$21,421	81%	640%
Net interest income	$45,905	$18,506	$2,899	$13,294	18,937	148%	142%
Total net revenue (1)	$204,381	$105,840	$75,496	$71,044	$40,358	93%	406%

Consolidated net income (loss)	$9,371	$(47,084)	$(26,655)	$(34,325)	$(78,471)	N/M	N/M

EPS – basic	$0.10	$(0.49)	$(0.29)	$(0.38)	$(0.87)	N/M	N/M
EPS – diluted	$0.09	$(0.49)	$(0.29)	$(0.38)	$(0.87)	N/M	N/M
LendingClub Bank net interest margin	5.51%	3.33%	N/A	N/A	N/A
Servicing portfolio AUM (in millions) (2)	$10,741	$10,271	$11,002	$12,267	$13,962	5%	(23)%

Loan originations (in millions) (3):
Marketplace loans	$2,182	$1,139	$912	$584	$326	92%	569%
Loan originations held for investment	$541	$344	$—	$—	$—	57%	N/M
Total loan originations	$2,722	$1,483	$912	$584	$326	84%	735%

Balance Sheet Data:
Loans and leases held for investment, net, excluding PPP loans	$1,791,492	$1,414,900	$—	$—	$—	27%	N/M
PPP loans	$507,553	$664,400	$—	$—	$—	(24)%	N/M
Total loans and leases held for investment, net	$2,299,045	$2,079,300	$—	$—	$—	11%	N/M
Total assets	$4,370,101	$4,491,089	$1,863,293	$1,979,457	$2,452,599	(3)%	78%
Total deposits	$2,539,704	$2,373,437	$—	$—	$—	7%	N/M
Total liabilities	$3,607,742	$3,757,954	$1,139,122	$1,245,565	$1,706,457	(4)%	111%
Total equity	$762,359	$733,135	$724,171	$733,892	$746,142	4%	2%

Asset Quality Ratios:
Allowance for loan and lease losses to loans and leases held for investment	3.00%	1.71%	N/A	N/A	N/A
Allowance for loan and lease losses to loans and leases held for investment, excluding PPP loans	3.82%	2.49%	N/A	N/A	N/A
Allowance for loan and lease losses to nonaccruing loans and leases held for investment	417.78%	302.69%	N/A	N/A	N/A
Nonaccruing loans and leases to loans and leases held for investment	0.72%	0.56%	N/A	N/A	N/A
Nonaccruing loans and leases to loans and leases held for investment, excluding PPP loans	0.91%	0.82%	N/A	N/A	N/A

LendingClub Bank Capital Ratios:
Common Equity Tier 1 Capital Ratio	18.7%	20.9%	N/A	N/A	N/A
Tier 1 Leverage Ratio	13.5%	12.9%	N/A	N/A	N/A
N/M – Not meaningful
N/A – Not applicable
(1)     Prior period total net revenue balances have been recast related to credit valuation adjustments on securities available for sale being reclassified from net fair value adjustments to provision for credit losses.
(2)    Includes unsecured personal loans and auto loans only.
(3)    Includes unsecured personal loans, auto loans, and education and patient finance loans only.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands, except percentages or as noted)
(Unaudited)

	June 30, 2021	March 31, 2021
Unsecured personal	$776,338	$321,104
Residential mortgages	152,528	164,002
Secured consumer	326,318	387,244
Other consumer	157	34
Total consumer loans held for investment	1,255,341	872,384
Equipment finance (1)	161,465	145,885
Commercial real estate	294,954	302,445
Commercial and industrial (2)	658,366	794,718
Total commercial loans and leases held for investment	1,114,785	1,243,048
Total loans and leases held for investment	2,370,126	2,115,432
Allowance for loan and lease losses	(71,081)	(36,132)
Loans and leases held for investment, net	$2,299,045	$2,079,300
(1)    Comprised of sales-type leases for equipment.
(2)    Includes $507.6 million of Paycheck Protection Program (PPP) loans. The Company determined no allowance for expected credit losses is needed on these loans.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands, except percentages or as noted)
(Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$19,785	$16,347	$36,132	$—	$—	$—
Credit loss expense for loans and leases held for investment	34,317	659	34,976	19,182	4,371	23,553
Initial allowance for PCD loans acquired during the period	—	—	—	603	11,837	12,440
Charge-offs	(90)	(156)	(246)	—	—	—
Recoveries	46	173	219	—	139	139
Allowance for loan and lease losses, end of period	$54,058	$17,023	$71,081	$19,785	$16,347	$36,132

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,
	2021	2021	Change (%)
Non-interest income:
Marketplace revenue (1)	$151,735	$81,727	86%
Other non-interest income	6,741	5,607	20%
Total non-interest income	158,476	87,334	81%

Interest income:
Interest on loans held for sale	8,694	5,157	69%
Interest and fees on loans and leases held for investment	39,068	15,301	155%
Interest on retail and certificate loans held for investment at fair value	16,014	20,262	(21)%
Interest on other loans held for investment at fair value	1,222	1,479	(17)%
Interest on securities available for sale	2,539	2,235	14%
Other interest income	190	156	22%
Total interest income	67,727	44,590	52%

Interest expense:
Interest on deposits	1,699	1,014	68%
Interest on short-term borrowings	1,003	1,264	(21)%
Interest on retail notes, certificates and secured borrowings	16,014	20,262	(21)%
Interest on Structured Program borrowings	2,668	3,208	(17)%
Interest on other long-term debt	438	336	30%
Total interest expense	21,822	26,084	(16)%

Net interest income	45,905	18,506	148%

Total net revenue	204,381	105,840	93%

Provision for credit losses	34,634	21,493	61%

Non-interest expense:
Compensation and benefits	71,925	64,420	12%
Marketing	35,107	19,545	80%
Equipment and software	9,281	7,893	18%
Occupancy	6,157	6,900	(11)%
Depreciation and amortization	11,508	11,766	(2)%
Professional services	11,520	11,603	(1)%
Other non-interest expense	14,641	12,125	21%
Total non-interest expense	160,139	134,252	19%

Income (Loss) before income tax expense	9,608	(49,905)	N/M
Income tax expense (benefit)	237	(2,821)	N/M
Consolidated net income (loss)	$9,371	$(47,084)	N/M

Net income (loss) per share attributable to common stockholders – Basic	$0.10	$(0.49)
Net income (loss) per share attributable to common stockholders – Diluted	$0.09	$(0.49)
Weighted-average common shares – Basic	97,785,089	92,666,169
Weighted-average common shares – Diluted	102,031,088	92,666,169
Net income (loss) per share attributable to preferred stockholders – Basic and Diluted	$—	$(0.49)
Weighted-average common shares, as converted – Basic and Diluted	—	2,648,758
N/M – Not meaningful

(1)    Marketplace revenue consists of the following:

	Three Months Ended
	June 30, 2021	March 31, 2021	Change (%)
Origination fees	$113,802	$55,559	105%
Servicing fees	22,714	23,166	(2)%
Gain on sales of loans	19,317	8,323	132%
Net fair value adjustments	(4,098)	(5,321)	(23)%
Total marketplace revenue	$151,735	$81,727	86%

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30, 2021
	LendingClub Corporation (Parent only)	LendingClub Bank	Intercompany Eliminations	Total
Non-interest income:
Marketplace revenue	$23,021	$128,714	$—	$151,735
Other non-interest income	4,281	28,340	(25,880)	6,741
Total non-interest income	27,302	157,054	(25,880)	158,476

Interest income:
Interest income	22,402	45,325	—	67,727
Interest expense	(19,850)	(1,972)	—	(21,822)
Net interest income	2,552	43,353	—	45,905

Total net revenue	29,854	200,407	(25,880)	204,381

Reversal of (provision for) credit losses	322	(34,956)	—	(34,634)
Non-interest expense	(47,837)	(138,182)	25,880	(160,139)
Income (Loss) before income tax benefit (expense)	(17,661)	27,269	—	9,608
Income tax benefit (expense)	8,922	12,513	(21,672)	(237)
Consolidated net income (loss)	$(8,739)	$39,782	$(21,672)	$9,371

	Three Months Ended March 31, 2021
	LendingClub Corporation (Parent only)	LendingClub Bank (1)	Intercompany Eliminations	Total
Non-interest income:
Marketplace revenue	$45,665	$36,062	$—	$81,727
Other non-interest income	4,098	19,700	(18,191)	5,607
Total non-interest income	49,763	55,762	(18,191)	87,334

Interest income:
Interest income	27,092	17,498	—	44,590
Interest expense	(24,837)	(1,247)	—	(26,084)
Net interest income	2,255	16,251	—	18,506

Total net revenue	52,018	72,013	(18,191)	105,840

Reversal of (provision for) credit losses	2,470	(23,963)	—	(21,493)
Non-interest expense	(76,944)	(75,499)	18,191	(134,252)
Loss before income tax benefit	(22,456)	(27,449)	—	(49,905)
Income tax benefit	2,292	23	506	2,821
Consolidated net loss	$(20,164)	$(27,426)	$506	$(47,084)
(1)    For the two month period from February 1, 2021 through March 31, 2021, for LendingClub Bank.

LENDINGCLUB BANK
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	LendingClub Bank
	Three Months Ended June 30, 2021			Two Months Ended March 31, 2021(1)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents and restricted cash	$551,895	$186	0.13%	$737,555	$138	0.11%
Securities available for sale at fair value	165,579	348	0.84%	232,001	444	1.15%
Loans held for sale	144,037	5,723	15.89%	64,720	1,615	14.97%
Loans and leases held for investment:
Unsecured personal loans	511,787	19,499	15.24%	146,925	3,392	13.85%
Secured consumer loans	532,426	5,173	3.89%	521,399	3,215	3.70%
Commercial loans and leases	623,735	9,062	5.81%	605,495	5,119	5.07%
PPP loans	615,942	5,334	3.46%	621,292	3,575	3.45%
Loans and leases held for investment	2,283,890	39,068	6.84%	1,895,111	15,301	4.84%
Total interest-earning assets	3,145,401	45,325	5.76%	2,929,387	17,498	3.58%

Cash and due from banks	34,612			42,683
Allowance for loan and lease losses	(51,109)			(30,357)
Other non-interest earning assets	221,870			187,785
Total assets	$3,350,774			$3,129,498

Interest-bearing liabilities
Interest-bearing deposits
Checking and money market accounts	$2,071,112	$1,618	0.31%	$1,735,274	$913	0.33%
Savings accounts and certificates of deposit	301,939	81	0.11%	323,800	101	0.19%
Interest-bearing deposits	2,373,051	1,699	0.29%	2,059,074	1,014	0.30%
Short-term borrowings	2,138	1	0.06%	1,829	0.3	0.09%
Advances from PPPLF	312,168	272	0.35%	405,989	233	0.35%
Other long-term debt	708	—	—%	2,834	—	—%
Total interest-bearing liabilities	2,688,065	1,972	0.29%	2,469,726	1,247	0.31%

Non-interest bearing deposits	102,709			156,034
Other liabilities	100,835			68,510
Total liabilities	$2,891,609			$2,694,270
Total equity	$459,165			$435,228
Total liabilities and equity	$3,350,774			$3,129,498

Interest rate spread			5.47%			3.27%

Net interest income and net interest margin		$43,353	5.51%		$16,251	3.33%
(1)    Prior period amounts have been reclassified to include non-interest earning assets, non-interest bearing liabilities and equity to conform to current period presentation.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Three Months Ended June 30, 2021
	LendingClub Bank			LendingClub Corporation (Parent only)			Consolidated LendingClub Corporation(1)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets(2)
Cash, cash equivalents and restricted cash	$551,895	$186	0.13%	$99,419	$4	0.02%	$642,182	$190	0.12%
Securities available for sale at fair value	165,579	348	0.84%	108,377	2,191	8.09%	273,956	2,539	3.71%
Loans held for sale	144,037	5,723	15.89%	99,408	2,971	11.96%	243,445	8,694	14.29%
Loans and leases held for investment:
Unsecured personal loans	511,787	19,499	15.24%	—	—	—%	511,787	19,499	15.24%
Secured consumer loans	532,426	5,173	3.89%	—	—	—%	532,426	5,173	3.89%
Commercial loans and leases	623,735	9,062	5.81%	—	—	—%	623,735	9,062	5.81%
PPP loans	615,942	5,334	3.46%	—	—	—%	615,942	5,334	3.46%
Loans and leases held for investment	2,283,890	39,068	6.84%	—	—	—%	2,283,890	39,068	6.84%
Retail and certificate loans held for investment at fair value	—	—	—%	448,822	16,014	14.27%	448,822	16,014	14.27%
Other loans held for investment at fair value	—	—	—%	38,662	1,222	12.64%	38,662	1,222	12.64%
Total interest-earning assets	3,145,401	45,325	5.76%	794,688	22,402	11.28%	3,930,957	67,727	6.89%

Cash and due from banks and restricted cash	34,612			111,274			144,897
Allowance for loan and lease losses	(51,109)			—			(51,109)
Other non-interest earning assets	221,870			749,674			447,826
Total assets	$3,350,774			$1,655,636			$4,472,571

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$2,071,112	$1,618	0.31%	$—	$—	—%	$2,071,112	$1,618	0.31%
Savings accounts and certificates of deposit	301,939	81	0.11%	—	—	—%	301,939	81	0.11%
Interest-bearing deposits	2,373,051	1,699	0.29%	—	—	—%	2,373,051	1,699	0.29%
Short-term borrowings	2,138	1	0.06%	77,373	1,002	5.19%	79,511	1,003	5.05%
Advances from PPPLF	312,168	272	0.35%	—	—	—%	312,168	272	0.35%
Retail notes, certificates and secured borrowings	—	—	—%	449,057	16,014	14.27%	449,057	16,014	14.27%
Structured Program borrowings	—	—	—%	121,738	2,668	8.77%	121,738	2,668	8.77%
Other long-term debt	708	—	—%	15,696	166	4.22%	16,404	166	4.04%
Total interest-bearing liabilities	2,688,065	1,972	0.29%	663,864	19,850	11.96%	3,351,929	21,822	2.61%

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Three Months Ended June 30, 2021
	LendingClub Bank			LendingClub Corporation (Parent only)			Consolidated LendingClub Corporation(1)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Non-interest bearing deposits	102,709			—			92,588
Other liabilities	100,835			225,521			276,723
Total liabilities	$2,891,609			$889,385			$3,721,240

Total equity	$459,165			$766,251			$751,331
Total liabilities and equity	$3,350,774			$1,655,636			$4,472,571

Interest rate spread			5.47%			(0.68)%			4.29%

Net interest income and net interest margin		$43,353	5.51%		$2,552	1.28%		$45,905	4.67%
(1)     Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Three Months Ended March 31, 2021(1)(2)
	LendingClub Bank			LendingClub Corporation (Parent only)			Consolidated LendingClub Corporation(3)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets(4)
Cash, cash equivalents and restricted cash	$737,555	$138	0.11%	$216,698	$18	0.03%	$918,148	$156	0.10%
Securities available for sale at fair value	232,001	444	1.15%	130,620	1,791	5.48%	362,621	2,235	2.71%
Loans held for sale	64,720	1,615	14.97%	133,872	3,542	10.58%	198,592	5,157	12.01%
Loans and leases held for investment:
Unsecured personal loans	146,925	3,392	13.85%	—	—	—%	146,925	3,392	13.85%
Secured consumer loans	521,399	3,215	3.70%	—	—	—%	521,399	3,215	3.70%
Commercial loans and leases	605,495	5,119	5.07%	—	—	—%	605,495	5,119	5.07%
PPP loans	621,292	3,575	3.45%	—	—	—%	621,292	3,575	3.45%
Loans and leases held for investment	1,895,111	15,301	4.84%	—	—	—%	1,895,111	15,301	4.84%
Retail and certificate loans held for investment at fair value	—	—	—%	574,158	20,262	14.12%	574,158	20,262	14.12%
Other loans held for investment at fair value	—	—	—%	46,212	1,479	12.80%	46,212	1,479	12.80%
Total interest-earning assets	2,929,387	17,498	3.58%	1,101,560	27,092	9.84%	3,994,842	44,590	5.34%

Cash and due from banks and restricted cash	42,683			95,190			137,216
Allowance for loan and lease losses	(30,357)			—			(30,357)
Other non-interest earning assets	187,785			618,194			326,040
Total assets	$3,129,498			$1,814,944			$4,427,741

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,735,274	$913	0.33%	$—	$—	—%	$1,735,274	$913	0.33%
Savings accounts and certificates of deposit	323,800	101	0.19%	—	—	—%	323,800	101	0.19%
Interest-bearing deposits	2,059,074	1,014	0.30%	—	—	—%	2,059,074	1,014	0.30%
Short-term borrowings	1,829	0.3	0.09%	96,989	1,264	5.21%	98,818	1,264	5.12%
Advances from PPPLF	405,989	233	0.35%	—	—	—%	405,989	233	0.35%
Retail notes, certificates and secured borrowings	—	—	—%	574,192	20,262	14.12%	574,192	20,262	14.12%
Structured Program borrowings	—	—	—%	143,045	3,208	8.97%	143,045	3,208	8.97%
Other long-term debt	2,834	—	—%	15,771	103	2.61%	18,605	103	2.21%
Total interest-bearing liabilities	2,469,726	1,247	0.31%	829,997	24,837	11.97%	3,299,723	26,084	3.24%

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Three Months Ended March 31, 2021(1)(2)
	LendingClub Bank			LendingClub Corporation (Parent only)			Consolidated LendingClub Corporation(3)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Non-interest bearing deposits	156,034			—			119,272
Other liabilities	68,510			245,177			286,907
Total liabilities	$2,694,270			$1,075,174			$3,705,902

Total equity	$435,228			$739,770			$721,839
Total liabilities and equity	$3,129,498			$1,814,944			$4,427,741

Interest rate spread			3.27%			(2.13)%			2.11%

Net interest income and net interest margin		$16,251	3.33%		$2,255	0.82%		$18,506	2.67%
(1)    For the two month period from February 1, 2021 through March 31, 2021, for LendingClub Bank.
(2)    Prior period amounts have been reclassified to include non-interest earning assets, non-interest bearing liabilities and equity to conform to current period presentation.
(3)     Consolidated presentation reflects intercompany eliminations.
(4)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Cash and due from banks	$55,773	$5,197
Interest-bearing deposits in banks	512,873	519,766
Total cash and cash equivalents	568,646	524,963
Restricted cash	123,896	103,522
Securities available for sale at fair value (includes $272,869 and $159,164 at amortized cost, respectively)	277,505	142,226
Loans held for sale (includes $180,061 and $121,902 at fair value, respectively)	226,328	121,902
Loans and leases held for investment	2,370,126	—
Allowance for loan and lease losses	(71,081)	—
Loans and leases held for investment, net	2,299,045	—
Retail and certificate loans held for investment at fair value	391,362	636,686
Other loans held for investment at fair value	34,523	49,954
Property, equipment and software, net	94,676	96,641
Goodwill	75,717	—
Other assets	278,403	187,399
Total assets	$4,370,101	$1,863,293
Liabilities and Equity
Deposits:
Interest-bearing	$2,445,518	$—
Noninterest-bearing	94,186	—
Total deposits	2,539,704	—
Short-term borrowings	68,781	104,989
Advances from Paycheck Protection Program Liquidity Facility (PPPLF)	195,481	370,086
Retail notes, certificates and secured borrowings at fair value	391,384	507,203
Payable on Structured Program borrowings	110,871	133,499
Other long-term debt	15,650	—
Other liabilities	285,871	244,551
Total liabilities	3,607,742	1,139,122
Equity
Series A Preferred stock, $0.01 par value; 1,200,000 shares authorized; 0 and 43,000 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized; 98,601,148 and 88,149,510 shares issued and outstanding, respectively	986	881
Additional paid-in capital	1,580,518	1,508,020
Accumulated deficit	(823,927)	(786,214)
Treasury stock, at cost; 4,251 and 0 shares, respectively	(92)	—
Accumulated other comprehensive income	4,874	1,484
Total equity	762,359	724,171
Total liabilities and equity	$4,370,101	$1,863,293

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS BY SEGMENT
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	LendingClub Corporation (Parent only)		LendingClub Bank		Intercompany Eliminations		Total
	June 30, 2021	December 31, 2020	June 30, 2021	December 31, 2020	June 30, 2021	December 31, 2020	June 30, 2021	December 31, 2020
Assets
Total cash and cash equivalents	$72,458	$524,963	$493,915	$—	$2,273	$—	$568,646	$524,963
Restricted cash	127,781	103,522	—	—	(3,885)	—	123,896	103,522
Securities available for sale at fair value	95,378	142,226	182,127	—	—	—	277,505	142,226
Loans held for sale	92,509	121,902	133,819	—	—	—	226,328	121,902
Loans and leases held for investment, net	—	—	2,299,045	—	—	—	2,299,045	—
Retail and certificate loans held for investment at fair value	391,362	636,686	—	—	—	—	391,362	636,686
Other loans held for investment at fair value	34,523	49,954	—	—	—	—	34,523	49,954
Property, equipment and software, net	78,288	96,641	16,388	—	—	—	94,676	96,641
Investment in subsidiary	483,696	—	—	—	(483,696)	—	—	—
Goodwill	—	—	75,717	—	—	—	75,717	—
Other assets	189,567	187,399	156,886	—	(68,050)	—	278,403	187,399
Total assets	1,565,562	1,863,293	3,357,897	—	(553,358)	—	4,370,101	1,863,293
Liabilities and Equity
Total deposits	—	—	2,541,317	—	(1,613)	—	2,539,704	—
Short-term borrowings	68,460	104,989	321	—	—	—	68,781	104,989
Advances from PPPLF	—	—	195,481	—	—	—	195,481	—
Retail notes, certificates and secured borrowings at fair value	391,384	636,774	—	—	—	—	391,384	636,774
Payable on Structured Program borrowings	110,871	152,808	—	—	—	—	110,871	152,808
Other long-term debt	15,650	—	—	—	—	—	15,650	—
Other liabilities	206,525	244,551	125,790	—	(46,444)	—	285,871	244,551
Total liabilities	792,890	1,139,122	2,862,909	—	(48,057)	—	3,607,742	1,139,122
Total equity	772,672	724,171	494,988	—	(505,301)	—	762,359	724,171
Total liabilities and equity	$1,565,562	$1,863,293	$3,357,897	$—	$(553,358)	$—	$4,370,101	$1,863,293

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The following table is provided to delineate between the assets and liabilities belonging to our member payment dependent self-directed retail program (Retail Program) note holders and certain VIEs that we are required to consolidate in accordance with GAAP. Such assets are not legally ours and the associated liabilities are payable only from the cash flows generated by those assets (i.e. Pass-throughs). As such, these debt holders do not have a secured interest in any other assets of LendingClub. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company.

	June 30, 2021				December 31, 2020
	Retail Program (1)	Consolidated VIEs (2)(4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	Consolidated VIEs (2)(4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Total cash and cash equivalents	$—	$—	$568,646	$568,646	$—	$—	$524,963	$524,963
Restricted cash	—	14,156	109,740	123,896	—	13,473	90,049	103,522
Securities available for sale at fair value	—	—	277,505	277,505	—	—	142,226	142,226
Loans held for sale (4)	—	65,305	161,023	226,328	—	92,802	29,100	121,902
Loans and leases held for investment, net	—	—	2,299,045	2,299,045	—	—	—	—
Retail and certificate loans held for investment at fair value	367,552	23,810	—	391,362	584,066	52,620	—	636,686
Other loans held for investment at fair value (4)	—	31,149	3,374	34,523	—	46,120	3,834	49,954
Property, equipment and software, net	—	—	94,676	94,676	—	—	96,641	96,641
Goodwill	—	—	75,717	75,717	—	—	—	—
Other assets	2,323	647	275,433	278,403	3,797	1,134	182,468	187,399
Total assets	$369,875	$135,067	$3,865,159	$4,370,101	$587,863	$206,149	$1,069,281	$1,863,293
Liabilities and Equity
Total deposits	$—	$—	$2,539,704	$2,539,704	$—	$—	$—	$—
Short-term borrowings	—	—	68,781	68,781	—	—	104,989	104,989
Advances from PPPLF	—	—	195,481	195,481	—	—	—	—
Retail notes, certificates and secured borrowings at fair value	367,552	23,810	22	391,384	584,066	52,620	88	636,774
Payable on Structured Program borrowings (4)	—	110,871	—	110,871	—	152,808	—	152,808
Other long-term debt	—	—	15,650	15,650	—	—	—	—
Other liabilities	2,323	386	283,162	285,871	3,797	721	240,033	244,551
Total liabilities	369,875	135,067	3,102,800	3,607,742	587,863	206,149	345,110	1,139,122
Total equity	—	—	762,359	762,359	—	—	724,171	724,171
Total liabilities and equity	$369,875	$135,067	$3,865,159	$4,370,101	$587,863	$206,149	$1,069,281	$1,863,293
(1)    Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $33.2 million and $53.8 million was equally matched and offset by interest income from the related loans of $33.2 million and $53.8 million for the first halves of 2021 and 2020, respectively, resulting in no net effect on our net interest income.
(2)    Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. Interest expense on these liabilities owned by third parties of $9.0 million and $20.6 million was equally matched and offset by interest income on the loans of $9.0 million and $20.6 million for the first halves of 2021 and 2020, respectively, resulting in no net effect on our net interest income. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale,” “Other loans held for investment at fair value” and

“Restricted cash,” respectively, within the “All Other LendingClub” column.
(3)    Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any economic interests held by LendingClub, including retained interests, residuals and equity of those consolidated VIEs.
(4)    The Company has sponsored Structured Program transactions that have been consolidated, resulting in an increase to “Other loans held for investment at fair value,” “Loans held for sale” and the related “Payable on Structured Program borrowings.”